EXHIBIT 23

                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-19013, No. 33-50606 and No.33-57111
on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 2-80012 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 2-77740 on Form S-3 of our reports dated February 15, 1995,appearing in and incorporated by reference in this Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1994.

/s/DELOITTE & TOUCHE LLP

   Parsippany, New Jersey
   March 3, 1995